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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of C-TEC Corporation on Form S-8 (File Nos. 2-98306, 33-13066, 33-64563 and 33-64677) of our report dated February 28, 1997, except for the information presented in Note 21, for which the date is March 21, 1997, on our audits of the consolidated financial statements and financial statement schedules of C-TEC Corporation and Subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1997